Exhibit 99.2

AMENDMENT TO STOCK OPTION AWARD AGREEMENT

This Amendment to Stock Option Award Agreement is entered into by Aon Corporation (the “Company”) and Patrick G. Ryan (the “Executive”) effective August ___, 2007 (the “Amendment”).

WHEREAS, as of April 22, 2002 the Executive was awarded an option to purchase 250,000 shares of the Company’s common stock (the “Options”) pursuant to the Aon Stock Incentive Plan, as amended from time to time, as set forth in a Notice of Grant of Stock Options and Option Agreement and other communications regarding option award number 0127449 (collectively, the “Award Agreement”).

WHEREAS, each of the Options remains unexercised;

WHEREAS, for good and valuable consideration the parties desire to amend the Award Agreement to increase the exercise price of the Options from $36.8750 per share to $39.2500 per share.

NOW, THEREFORE, in consideration of the premises the parties hereby agree as follows:

1.                                       Exercise Price.  The Award Agreement is hereby amended effective as of the date indicated below to increase the exercise price for each of the Options from $36.8750 per share to $39.2500 per share.

2.                                       Other Provisions of Award Agreement.  The remaining terms and conditions of the Award Agreement shall survive this Amendment and will continue in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment on August ___, 2007.

AON CORPORATION	EXECUTIVE:

By:
Patrick G. Ryan
Its: